SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 21, 2006

Commission file number 0-19292

BLUEGREEN CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts 03-0300793

(State or other jurisdiction of (I.R.S. Employer

incorporation or organization) Identification No.)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 912-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 21, 2006, BB&T Capital Markets, a division of Scott & Stringfellow, Inc., served as initial purchaser and placement agent for a private offering and sale of $139.2 million of Bluegreen Corporation vacation ownership receivable-backed securities (the "2006 Term Securitization"). Approximately $153.0 million in aggregate principal of vacation ownership receivables were securitized in this transaction, including 1) $75.7 million in aggregate principal of receivables that were previously transferred under an existing vacation ownership receivables purchase facility in which Branch Banking and Trust Company serves as Agent (the "Purchase Facility"); 2) $38.0 million of vacation ownership receivables owned by us immediately prior to the 2006 Term Securitization and 3) an additional $39.3 million in aggregate principal of our qualifying vacation ownership receivables (the "Pre-funded Receivables") that can be sold by us through December 22, 2006. Excluding the Pre-funded Receivables, the remaining $113.7 million of receivables (the "Receivables") and the related $66.7 million of receivable-backed debt under the Purchase Facility, were accounted for on our balance sheet as assets and liabilities, respectively, immediately prior to the consummation of the 2006 Term Securitization.

The Receivables were sold and the Pre-funded Receivables are expected to be sold to Bluegreen Receivables Finance Corporation XII, our wholly-owned, special purpose finance subsidiary ("BRFC XII"). BRFC XII then sold the Receivables and is expected to sell the Pre-funded Receivables to BXG Receivables Note Trust 2006-B, an owners' trust (a qualified special purpose entity), without recourse to us or BRFC XII, except for breaches of certain representations and warranties at the time of sale.

The $139.2 million of proceeds from the 2006 Term Securitization were used to 1) pay all amounts outstanding under the Purchase Facility; 2) pay certain fees associated with the transaction to third-parties; 3) deposit initial amounts in a required cash reserve account; 4) provide net cash proceeds of $33.9 million to us and 5) place proceeds of $35.7 million (at an advance rate of 91%) in an escrow account with the indenture trustee as payment for the Pre-funded Receivables, along with other associated amounts, to be held until the Pre-funded Receivables are actually sold by us to BRFC XII. If we do not sell sufficient Pre-funded Receivables to earn the entire amount of related proceeds held in the escrow account by December 22, 2006, the remaining proceeds will be used to pay down amounts owed to investors in the 2006 Term Securitization. We also received a retained interest in the future cash flows from the 2006 Term Securitization. The net cash proceeds from the 2006 Term Securitization will be used for general operating purposes.

As a result of the 2006 Term Securitization, Bluegreen Timeshare Finance Corporation I, our wholly-owned, special purpose finance subsidiary, may transfer additional notes receivable for a cumulative purchase price of up to $137.5 million under the Purchase Facility, on a revolving basis, prior to May 25, 2008, at approximately 85% of the principal balance, subject to the eligibility requirements and certain conditions precedent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2006 By: /S/ ANTHONY M. PULEO

Anthony M. Puleo

Senior Vice President,

Chief Financial Officer and Treasurer